UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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1st Colonial Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1st COLONIAL BANCORP, INC.

NOTICE AND PROXY STATEMENT

FOR

THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

April 27, 2005

YOUR VOTE IS IMPORTANT!

Please mark, date and sign the enclosed proxy card and promptly return it to 1st Colonial Bancorp, Inc. in the enclosed envelope.

This Notice and Proxy Statement is dated March 22, 2005 and, together with the accompanying Proxy Card and the 2004 Annual Report to Shareholders, was first mailed to shareholders on or about March 25, 2005.

1st COLONIAL BANCORP, INC.

1040 Haddon Avenue

Collingswood, New Jersey  08108

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS

We will hold the annual meeting of shareholders of 1st Colonial Bancorp, Inc. (“1st Colonial Bancorp”) on April 27, 2005, at 7:00 p.m. (Eastern Time) at Tavistock Country Club located at Tavistock Lane, Haddonfield, New Jersey.  The annual meeting is for the following purposes, which are more completely described in the accompanying proxy statement:

(a)  To elect four Class 1 directors of 1st Colonial Bancorp, each to serve for a term of three years and until their successors are elected and have qualified;

(b)  To consider and vote upon a proposal to approve the amendment of the 1st Colonial Bancorp, Inc. Employee Stock Option Plan to increase the number of shares available for issuance from 78,750  to 150,000;

(c)  To consider and vote upon a proposal to approve the amendment of the 1st Colonial Bancorp, Inc. Stock Option Plan for Non-Employee Directors to increase the number of shares available for issuance from 52,500 to 100,000;

(d)  To ratify the appointment by the audit committee of 1st Colonial Bancorp’s Board of Directors of KPMG LLP as 1st Colonial Bancorp’s independent auditors for the fiscal year ending December 31, 2005; and

(e)  To transact such other business as may properly be presented at the meeting.

Shareholders of record at the close of business on March 1, 2005, are entitled to notice of, and to vote at, the annual meeting.

By Order of the Board of Directors,

/s/ Robert C. Faix
Robert C. Faix
Secretary

Collingswood, New Jersey
March 22, 2005

You are cordially invited to attend the annual meeting.  It is important that your shares be represented regardless of the number you own.  Even if you plan to be present, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided.  If you attend the meeting, you may vote either in person or by your proxy.  Your proxy may be revoked by you in writing or in person at any time prior to the exercise of the proxy.

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation of your proxy by the Board of Directors of 1st Colonial Bancorp, Inc. (“1st Colonial Bancorp”) for use at our annual meeting of shareholders to be held on April 27, 2005.  Our annual report for the year ended December 31, 2004 accompanies this proxy statement.  The annual report is furnished to you for your information.  No part of the annual report is incorporated by reference in this document.

Record Date and Voting

All holders of record of 1st Colonial Bancorp common stock at the close of business on March 1, 2005 are entitled to notice of and to vote at the meeting or any adjournment thereof.  At March 1, 2005, there were 2,251,642 shares of 1st Colonial Bancorp common stock outstanding.

The holders of a majority of the outstanding shares of our common stock must be present at the annual meeting, either in person or by proxy, in order to transact business at the meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining whether such a quorum is present.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If a quorum is present at the annual meeting, the four nominees for director receiving the highest number of votes cast at the meeting will be elected as directors, and the other matters proposed in this proxy statement will be approved upon the affirmative vote of the majority of the votes cast, either by proxy or in person, by all shareholders entitled to vote on the matter.  The vote required to approve any other matter that may be properly brought before the annual meeting will be determined in accordance with the Pennsylvania Business Corporation Law.

Solicitation of Proxies

This proxy statement and the accompanying proxy are first being mailed to our shareholders on or about March 25, 2005.  We will pay the expense of soliciting proxies.  We expect that the solicitation of proxies will be primarily by mail.  Our directors, officers and employees may also solicit proxies personally, by telephone, by e-mail and by fax.

Voting and Revocation of Proxies

Your signing and returning the enclosed proxy will not affect your right to attend the annual meeting and vote in person.  Any shareholder giving a proxy may revoke it at any time before it is exercised by: (1) filing with the Secretary of 1st Colonial Bancorp written notice of such revocation;

(2) submitting a duly executed proxy bearing a later date; or (3)  appearing at the annual meeting and giving the Secretary notice of your intention to vote in person.

Each share of common stock outstanding on March 1, 2005, the record date for the annual meeting, will be entitled to one vote on each matter submitted to a vote at the meeting. Shareholders are not entitled to cumulative voting rights in the election of directors.

If you appropriately mark, sign and return the enclosed proxy card in time to be voted at the meeting, the shares represented by the proxy card will be voted in accordance with your instructions marked on the proxy card.  Signed proxy cards not marked to the contrary will be voted: (a) ”FOR” the election, as directors, of the Board of Directors’ nominees, (b) ”FOR” the approval of the amendment of the 1st Colonial Bancorp, Inc. Employee Stock Option Plan to increase the number of shares available for issuance from 78,750 to 150,000, (c) ”FOR” the approval of the amendment of the 1st Colonial Bancorp, Inc. Stock Option Plan for Non-Employee Directors to increase the number of shares available for issuance from 52,500 to 100,000, and (d) ”FOR” the ratification of the appointment of KPMG LLP as the independent auditors of 1st Colonial Bancorp for the fiscal year ending December 31, 2005.

Principal Shareholders

The following table sets forth information regarding all persons known by us to own 5% or more of the outstanding shares of 1st Colonial Bancorp common stock as of December 31, 2004.  The amounts in this table and its footnotes have not been adjusted to give effect to the 5% stock dividend to be distributed on April 15, 2005 to shareholders of record as of April 1, 2005.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Amount		Percent (1)
Linda M. Rohrer 310 West Cuthbert Blvd. Haddon Township, NJ 08108	114,416	(2)	5.0%

(1)	The percentage was calculated on a fully diluted basis assuming that the beneficial owner’s warrants and outstanding vested options were exercised.

(2)

Includes 6,469 shares that Ms. Rohrer has the right to acquire upon the exercise of vested stock options and 12,972 shares that Ms. Rohrer has the right to acquire upon the exercise of warrants. Ms. Rohrer is Chairman of the Board of Directors of 1st Colonial Bancorp.

MATTER NO. 1

ELECTION OF DIRECTORS

Our articles of incorporation provide that the Board of Directors of 1st Colonial Bancorp may from time to time fix the total number of directors on the Board of Directors at not less than seven nor more than 25.  Presently, the Board of Directors consists of 11 members.  The terms of four of the current directors expire at the annual meeting.

Our bylaws permit nominations for election to the Board of Directors to be made by the Board of Directors or by any shareholder entitled to vote for the election of directors.  Nominations for director made by shareholders (other than the members of the Board of Directors) must be made, in writing, and delivered to us not less than 90 days prior to the date of the annual meeting.  Each notice of nomination made by a shareholder must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in the notice, (ii) the principal occupation or employment of each nominee, and (iii) the number of shares of capital stock of 1st Colonial Bancorp that are beneficially owned by each nominee.

Unless waived by the board of directors of 1st Colonial, in order to qualify for election as a director of 1st Colonial, a person must have been a shareholder of record of 1st Colonial or its subsidiary, 1st Colonial National Bank, for at least three years.  Each director must be a natural person of full age.  He or she also must own common or preferred stock of 1st Colonial with either an aggregate par, fair market, or equity value of $1,000.  No director is permitted to be related by blood or marriage to any other director without the consent of two-thirds of the entire board of directors.

We are not required to include nominations made by our shareholders in this proxy statement.  However, if any such nomination is properly made, ballots bearing the name of such nominee or nominees will be provided for use by shareholders at the meeting.  Any nominations that are not made timely or any votes cast at the meeting for any candidate not duly nominated will be disregarded by the chairman of the meeting.  No notice of nomination of any person for election as a director has been received from any shareholder as of the date of this proxy statement.

The Board of Directors has nominated Gerard M. Banmiller, Mary R. Burke, Thomas A. Clark, III and Letitia G. Colombi for election to the Board of Directors.  All of the Board of Directors’ nominees are current directors of 1st Colonial Bancorp and its wholly owned subsidiary, 1st Colonial National Bank.

Shares represented by properly executed proxies in the form accompanying this proxy statement will be voted for the Board of Directors’ nominees unless you specify otherwise in your proxy.  If you wish to withhold authority from the proxyholders to vote for the election of directors or to withhold authority to vote for any individual nominee, you may do so by marking your proxy to that effect.

The four nominees for director receiving the highest number of votes cast at the annual meeting will be elected as Class 1 directors.  Votes against or votes withheld from a nominee have no legal effect.  Abstentions and broker nonvotes will not constitute or be counted as “votes” cast for the purpose of the election of directors.

If any nominee should become unable to serve, the persons named in the proxy may vote for another nominee.  However, we have no reason to believe that any nominee listed below will be unable to serve as a director, if elected.

Information Concerning Nominees and Continuing Directors

The table set forth below contains information concerning the nominees for election as directors at the annual meeting, and the continuing members of the Board of Directors, including their principal occupations or employment during the past five years, their ages, and the year in which they began serving as a director of the Bank (all of the nominees and continuing directors served on the board of the Bank prior to serving on the board of 1st Colonial Bancorp).

NOMINEES FOR CLASS 1 DIRECTORS TO SERVE UNTIL 2008:	AGE	DIRECTOR SINCE

GERARD M. BANMILLER	57	2000

Mr. Banmiller has been President and Chief Executive Officer of 1st Colonial National Bank since its opening in June 2000. From October 1999 to June 2000, Mr. Banmiller organized the Bank on a full-time basis. He served as a Regional President of Hudson United Bank from August 1998 until September 1999. He served as a director and President of Community National Bank of New Jersey from its formation in 1987 until its acquisition by Hudson United Bank in August 1998.

MARY R. BURKE	52	2002

Since July 1993, Ms. Burke has owned and served as the President and Treasurer of Standardized Test Scoring Co., Inc., an independent test scoring and reporting company, and S-Tests Assessments, Inc., which assesses, develops, tests and evaluates school testing methods. From August 2003 to June 2004, she served as the principal of St. Rose of Lima School in Haddon Heights, New Jersey. From January 2003 to June 2003, she served as the principal of Christ the King Regional School in Haddonfield, New Jersey.

THOMAS A. CLARK, III	51	2000

Mr. Clark is a practicing attorney. Since 1992, he has been a shareholder, officer and director of the law firm of Cureton Caplan, P.C.

LETITIA G. COLOMBI	60	2000

Since May 2001, Ms. Colombi has served as the Mayor of the Borough of Haddonfield, New Jersey, and since 1985, she has been a Borough Commissioner and the Director of Public Works for Haddonfield. From August 1998 until April 2000, she served as a member of an advisory board at Hudson United Bank. Ms. Colombi served as a director of Community National Bank of New Jersey from October 1988 to August 1998.

CONTINUING CLASS 2 DIRECTORS TO SERVE UNTIL 2006:	AGE	DIRECTOR SINCE

GERALD J. DEFELICIS	78	2000

Since 1984, Mr. DeFelicis has been retired, having served from 1945 to 1984 with Sun Company, Inc., where he held the position of Manager of Systems Policy and Strategic Facilities. From August 1998 to April 2000, Mr. DeFelicis served as a member of an advisory board at Hudson United Bank. Mr. DeFelicis served as a director of Community National Bank of New Jersey from 1987 to August 1998.

JOHN J. DONNELLY, IV	50	2001

Since 1998, Mr. Donnelly has served as President of J.J. Donnelly Inc., a general contractor in the commercial construction industry. From 1992 to 1998, Mr. Donnelly served as President of John J. Donnelly Inc.

EDUARDO F. ENRIQUEZ	47	2000

Since 1994, Dr. Enriquez has been self-employed as a Doctor of Medicine. Since 1997, he has been a member of the Physicians Counsel to the Board of Trustees of Virtua Health Systems.

MICHAEL C. HAYDINGER	35	2002

From 1994 to the present, Mr. Haydinger has served as the Controller of First Montgomery Group, a real estate management and construction firm in Marlton, New Jersey.

CONTINUING CLASS 3 DIRECTORS TO SERVE UNTIL 2007:

LINDA M. ROHRER	57	2000

Since 1985, Ms. Rohrer has owned and served as the President of Rohrer and Sayers Real Estate, a commercial and residential real estate sales company. Ms. Rohrer served as a director of Community National Bank of New Jersey from October 1988 to May 1996.

HARRISON MELSTEIN	62	2002

Mr. Melstein is retired. From 1985 to 2002, he was a registered pharmacist and owned and operated Ames Drug Store in Collingswood, New Jersey.

STANLEY H. MOLOTSKY	69	2000

Mr. Molotsky is a counselor in financial matters. Since 1988, Mr. Molotsky has been the owner and operator of SHM Financial Group, a financial counseling firm.

Information Regarding Executive Officers Who Are Not Directors

The following table provides information regarding our current executive officers who are not directors:

Name	Age	In Current Positions Since

JAMES E. STRANGFELD

Mr. Strangfeld serves as Executive Vice President of 1st Colonial Bancorp and Executive Vice President and Senior Loan Officer of the Bank. From 1996 until being engaged by the Bank in 2000, Mr. Strangfeld served as a Regional Executive with PNC Bank in Cherry Hill, New Jersey, where he directed the consumer banking operations for 40 branches in Burlington and Camden Counties.	58	2000

ROBERT C. FAIX	58	2001

Mr. Faix serves as Senior Vice President and Chief Financial Officer of 1st Colonial Bancorp and the Bank. From June 2000 until being engaged by the Bank in May 2001, Mr. Faix served as the Senior Vice President and Chief Financial Officer of Crusader Holding Corp., the holding company for Crusader Savings Bank. From July 1999 through June 2000, Mr. Faix served as Senior Vice President and Chief Financial Officer for the Student Finance Corp., a sub prime student lender located in Newark, Delaware. From June 1998 through June 1999, Mr. Faix served as the Vice President and Controller of Keystone Bank, N.A., a commercial bank located in Horsham, Pennsylvania.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the directors and officers of any issuer having any class of equity securities registered under Section 12 of the Exchange Act, and any persons owning ten percent or more of such class of equity securities, to file in their personal capacities initial statements of beneficial ownership, statements of changes in beneficial ownership and annual statements of beneficial ownership with the Securities and Exchange Commission.  The Common Stock of 1st Colonial Bancorp is not registered under Section 12 of the Exchange Act.  Therefore, 1st Colonial Bancorp’s directors, officers and 10% shareholders are not subject to the requirements of Section 16(a).

Security Ownership of Management

The following table sets forth certain information concerning the number of shares of 1st Colonial Bancorp common stock held as of December 31, 2004 by each nominee for director, each continuing director, each executive officer, and all nominees, continuing directors and executive officers as a group.  This table does not give effect to the 5% stock dividend payable on April 15, 2005 to our shareholders of record on April 1, 2005.

Name of Beneficial Owner	Total Beneficial Ownership(1)	Sole Voting and Investment Power	Shared Voting and Investment Power	Percent of Class(2)

Linda M. Rohrer (3)	114,416	114,416	0	5.0%

Gerard M. Banmiller (4)	85,955	37,996	47,959	3.8%

Mary R. Burke (5)	10,842	10,842	0	0.5%

Thomas A. Clark III (6)	30,241	30,241	0	1.3%

Letitia G. Colombi (7)	12,298	6,303	5,995	0.5%

Gerald J. DeFelicis (8)	27,191	27,191	0	1.2%

John J. Donnelly, IV (9)	32,727	19,919	12,808	1.4%

Eduardo F. Enriquez (10)	41,453	31,615	9,838	1.8%

Michael C. Haydinger (11)	108,552	108,552	0	4.8%

Harrison Melstein (12)	35,659	29,663	5,996	1.6%

Stanley H. Molotsky (13)	39,190	30,974	8,216	1.7%

James E. Strangfeld (14)	26,784	20,653	6,131	1.2%

Robert C. Faix (15)	17,645	16,281	1,364	0.8%

All nominees, continuing directors and executive officers as a group (13 persons)(16)	582,953	484,646	98,307	24.1%

(1)

Based on information furnished by the respective individuals as of December 31, 2004 and our books and records as of such date. Under applicable regulations, shares are deemed beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares. Under applicable regulations, a person is deemed to have beneficial ownership of shares which may be received upon the exercise of outstanding stock options or warrants if the option or warrant is exercisable within 60 days. As of December 31, 2004, all warrants held by our executive officers and directors are fully vested, have a three-year term expiring on December 16, 2005 and have an exercise price of $8.71 per share.

(2)	The percentage is calculated on a fully diluted basis (as if such person’s or group’s vested options and warrants were exercised).

(3)

Includes 6,469 shares that Ms. Rohrer has the right to acquire upon the exercise of vested stock options, and 12,972 shares that Ms. Rohrer has the right to acquire upon the exercise of vested warrants.

(4)

Includes 44,872 shares jointly owned by Mr. Banmiller with his spouse, 28,561 shares that Mr. Banmiller has the right to acquire upon the exercise of vested stock options and 3,087 shares that Mr. Banmiller and his wife have the joint right to acquire upon the exercise of vested warrants.

(5)	Includes 4,019 shares that Ms. Burke has the right to acquire upon the exercise of vested stock options.

(6)

Includes 6,891 shares owned by the Cureton Caplan Hunt Scaramella & Clark Profit Sharing Plan over which Mr. Clark has control, 5,546 shares that Mr. Clark has the right to acquire upon the exercise of vested stock options, and 1,323 shares that Mr. Clark has the right to acquire upon the exercise of vested warrants.

(7)

Includes 4,892 shares owned by Ms. Colombi’s spouse, 1,103 shares that Ms. Colombi’s spouse has the right to acquire upon the exercise of vested warrants, and 5,546 shares that Ms. Colombi has the right to acquire upon the exercise of vested stock options.

(8)

Includes 5,546 shares that Mr. DeFelicis has the right to acquire upon the exercise of vested stock options and 3,245 shares that Mr. DeFelicis has the right to acquire upon the exercise of vested warrants.

(9)

Includes 5,546 shares that Mr. Donnelly has the right to acquire upon the exercise of vested stock options, 3,308 shares that Mr. Donnelly has the right to acquire upon the exercise of vested warrants, 3,308 shares owned by The Eighdies, LLC, a limited liability company in which Mr. Donnelly has a 25% membership interest, and 3,308 shares that The Eighdies, LLC has the right to acquire upon the exercise of vested warrants.

(10)

Includes 5,546 shares that Dr. Enriquez has the right to acquire upon the exercise of vested stock options; 2,594 shares that Dr. Enriquez has the right to acquire upon the exercise of vested warrants; 4,919 shares jointly owned by Dr. Enriquez with his spouse; 4,919 shares that Dr. Enriquez and his spouse have the joint right to acquire upon the exercise of vested warrants; 2,863 shares owned by the Eduardo F. Enriquez MD LLC Profit Sharing Plan (the “Enriquez Profit Sharing Plan”), over which Dr. Enriquez has sole voting and investment control; and 2,863 shares that the Enriquez Profit Sharing Plan has the right to acquire upon the exercise of vested warrants.

(11)

Includes 4,019 shares that Mr. Haydinger has the right to acquire upon the exercise of vested stock options, 40,692 shares owned by First Montgomery Properties, 50,869 shares owned by Marlton Investment Group and 12,972 shares of common stock that Marlton Investment Group has the right to acquire upon the exercise of warrants. Mr. Haydinger is an executive officer of First Montgomery Properties and Marlton Investment Group (which are affiliated companies) and through his position exercises voting and investment power over these shares.

(12)

Includes 4,019 shares that Mr. Melstein has the right to acquire upon the exercise of vested stock options, 2,205 shares that Mr. Melstein has the right to acquire upon the exercise of vested warrants, and 5,996 shares that Mr. Melstein owns jointly with his spouse.

(13)

Includes 5,546 shares that Mr. Molotsky has the right to acquire upon the exercise of vested stock options, 5,459 shares owned by Mr. Molotsky’s spouse, 3,859 shares that Mr. Molotsky’s spouse has the right to acquire upon the exercise of vested warrants and 1,000 shares held in a Profit Sharing Plan for Mr. Molotsky’s employee.

(14)

Includes 2,426 shares owned by Mr. Strangfeld’s spouse, 1,103 shares jointly owned by Mr. Strangfeld and his spouse, 1,103 shares that Mr. Strangfeld and his spouse have the joint right to acquire upon the exercise of vested warrants, and 20,046 shares that Mr. Strangfeld has the right to acquire upon the exercise of vested stock options.

(15)

Includes 1,364 shares jointly owned by Mr. Faix with his spouse, 9,179 shares that Mr. Faix has the right to acquire upon the exercise of vested stock options, and 2,756 shares that Mr. Faix has the right to acquire upon the exercise of vested warrants.

(16)

Includes 109,587 shares that the directors and executive officers, in the aggregate, have the right to acquire upon the exercise of vested stock options, and 61,617 shares that the directors and officers, in the aggregate, have the right to acquire upon the exercise of vested warrants.

Board of Directors Meetings and Committees

The Board of Directors of 1st Colonial Bancorp held six (6) meetings during the year ended December 31, 2004.  The Board of Directors of the Bank held twelve (12) meetings during the year ended December 31, 2004.  No director attended fewer than 75% of all meetings of the Boards of Directors of 1st Colonial Bancorp and the Bank, and the committees thereof of which he or she was a member, that were held during the year ended December 31, 2004, except for Letitia G. Colombi.

The Board of Directors of 1st Colonial Bancorp has a standing audit committee.  The primary duties and responsibilities of 1st Colonial Bancorp’s audit committee are to:

•                  Oversee that management maintains the reliability and integrity of the accounting policies and financial reporting and disclosure practices of 1st Colonial Bancorp;

•                  Oversee that management establishes and maintains processes to assure that an adequate system of internal controls is functioning within 1st Colonial Bancorp; and

•                  Oversee that management establishes and maintains processes to assure compliance by 1st Colonial Bancorp with all applicable laws, regulations and corporate policy.

In connection with these duties, the audit committee is responsible for the appointment, compensation, oversight and termination of our independent auditors.  The audit committee is responsible also for, among other things, reporting to the 1st Colonial Bancorp Board of Directors on the results of the annual audit, and reviewing the financial statements and related financial and non-financial disclosures included in our earnings releases, Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB.  The audit committee is also responsible for receiving and responding to complaints and concerns relating to accounting and auditing matters.  The audit committee has a charter in place that has been adopted by the Board of Directors.

In 2004, prior to the 2004 Annual Meeting of Shareholders in June 2004, the audit committee was comprised of Mary Burke, Eduardo Enriquez, Michael Haydinger, Stanley Molotsky and Linda Rohrer.  The current members of the audit committee are Mary Burke, Gerald DeFelicis, Eduardo Enriquez and Linda Rohrer.  Each member is “independent,” as defined by the rules of the National Association of Securities Dealers (NASD).  During the year ended December 31, 2004, the 1st Colonial Bancorp audit committee met four (4) times.

The Board of Directors of 1st Colonial Bancorp does not have a compensation committee, but does have a stock option plan committee, which performs some of the functions typically performed by a compensation committee.  The Stock Option Plan Committee serves as the administrator of 1st Colonial Bancorp’s stock option plans, as further described in this proxy statement.  In 2004, prior to the 2004 Annual Meeting of Shareholders in June 2004, this committee was comprised of Thomas A. Clark III, Gerard Banmiller, Gerald DeFelicis, John Donnelly and Harrison Melstein.  The current members of this committee are Thomas A. Clark III, Mary Burke, Michael Haydinger and Stanley Molotsky.  This committee met one (1) time during the year ended December 31, 2004.

The Board of Directors does not have a standing nominating committee.  The entire Board of Directors acts as the nominating committee for the selection of nominees for election as directors, and has the responsibility to develop and recommend criteria for the selection of director nominees, including, but not limited to diversity, age, skills, experience, and time availability (including consideration of the number of other boards on which the proposed director sits) in the context of the needs of the Board of Directors and 1st Colonial Bancorp and such other criteria as the Board of Directors determines to be relevant at the time.  The Board of Directors has not adopted any specific minimum qualifications other than those set forth in our articles of incorporation and bylaws.  The Board of Directors considers potential candidates for Board membership recommended by its members, management, shareholders, and others.  The Board of Directors will consider nominees recommended by shareholders and, in considering such candidates, will apply the same criteria it applies in connection with Board-recommended candidates. Shareholders may nominate persons for election as directors in accordance with the procedures set forth in our bylaws.

During the year ended December 31, 2004, the Board of Directors met one time to act as the nominating committee. The Board of Directors believes that a standing nominating committee is not necessary because 10 of the 11 directors are non-employee directors, and therefore the decisions of the board in selecting nominees for election as directors are not influenced by management. The Board of Directors has authority under our bylaws to establish such other committees from time to time as the Board of Directors may deem necessary.

The Board of Directors of the Bank has a standing audit committee and a compensation committee.  The Bank’s audit committee reviews the Bank’s system of internal control and audit with management and the independent auditors.  This committee also reviews and recommends changes (if necessary) to management’s determinations with respect to the classification of any of the Bank’s loans as substandard, doubtful, loss or special mention, and the establishment of allowances to the loan loss reserve.  The members of this committee currently consist of Ms. Burke, Dr. Enriquez, Mr. Haydinger, Mr. Molotsky and Ms. Rohrer.  This committee met four (4) times during the year ended December 31, 2004.

The Bank’s compensation committee, which met one time during the year ended December 31, 2004, is responsible for the approval of the base salary levels and bonuses of employees, the administration of the Bank’s Executive Compensation Program discussed below, and the establishment and modification of the terms of employment of executive officers.  In 2004, prior to the 2004 Annual Meeting of Shareholders in June 2004, the Bank’s compensation committee was comprised of Mrs. Colombi, Mr. Clark, Mr. Haydinger and Ms. Rohrer.  The current members of the Bank’s compensation committee are Mr. Melstein, Mr. Donnelly, Dr. Enriquez and Ms. Rohrer

The Bank has other committees composed of directors or officers of the Bank which meet for specific purposes.  The Board of Directors of the Bank has authority under the Bank’s bylaws to establish such other committees from time to time as the Board of Directors may deem necessary.

Directors are expected to attend meetings of the Board of Directors, meetings of the committees on which they serve and the annual meetings of 1st Colonial Bancorp’s shareholders.  All of the directors attended the 2004 Annual Meeting of 1st Colonial Bancorp’s shareholders.

Audit Committee Report

The audit committee of 1st Colonial Bancorp is composed entirely of non-management directors, each meeting the independence requirements of the NASD. The audit committee has adopted a written charter outlining its practices and responsibilities.

During the year ended December 31, 2004, the audit committee met four (4) times.  At each meeting, the audit committee reviewed the results of reviews performed in the areas of internal audit and compliance.  The audit committee was apprised of the status of all audit findings and the resolutions instituted by management.  In 2004, the audit committee also reviewed and reassessed the audit committee charter and the internal audit program for the year ending December 31, 2005.  Management also updated the audit committee on the status of the independent audit for the year ended December 31, 2004 being performed by KPMG LLP.

1st Colonial Bancorp’s audit committee appointed KPMG LLP as independent auditors of 1st Colonial Bancorp for the year ended December 31, 2004 and for the year ending December 31, 2005.

The audit committee has discussed with the independent auditors of 1st Colonial Bancorp the matters required to be discussed by Statement of Auditing Standards 61 and has received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 addressing all relationships between the independent auditors and 1st Colonial that might bear on the auditors’ independence.  The audit committee has reviewed the materials received from the independent auditors, has discussed with the independent auditors the independence of such auditors, and has satisfied itself as to the auditors independence.

The audit committee acts only in an oversight capacity, and in doing so relies on the work and assurances of 1st Colonial Bancorp’s management and its independent auditors.

Based on the audit committee’s review of the financial statements and the independent auditors’ report thereon, and the audit committee’s discussions with management and the independent auditors, the audit committee has recommended to our Board of Directors that the audited consolidated financial statements of 1st Colonial Bancorp be included in its Annual Report on Form 10-KSB for the year ended December 31, 2004.

THE 1ST COLONIAL BANCORP AUDIT COMMITTEE

Mary R. Burke
Gerald J. DeFelicis
Eduardo F. Enriquez
Linda M. Rohrer

Director Compensation

The Chairman of the Board receives a quarterly retainer of $1,000 for service on the Board of Directors, and each director, other than Mr. Banmiller, receives a quarterly retainer of $500.  Each committee chairman receives an annual retainer of $500 for chairing such committee.  Each director, other than Mr. Banmiller, receives $50 per committee meeting attended; provided that no committee chairman (other than the loan committee chairman) receives both the retainer and the per meeting fee.  An aggregate of $27,950 was paid to directors during the year ended December 31, 2004 for serving as directors of 1st Colonial Bancorp.

In the year ended December 31, 2004, options to purchase shares of 1st Colonial Bancorp common stock were granted to directors of 1st Colonial Bancorp and the Bank under our Stock Option Plan for Non-Employee Directors.  On January 2, 2004 each non-employee director of 1st Colonial Bancorp and the Bank was granted options to purchase 1,575 shares of 1st Colonial Bancorp common stock, at an exercise price of $10.89 per share (these amounts are as adjusted to reflect the April 2004 5% stock dividend).  On May 19, 2004, each non-employee director of 1st Colonial Bancorp and the Bank was granted options to purchase 750 shares of our common stock at an exercise price equal to $9.88 per share.  On January 1, 2005 each non-employee director of 1st Colonial Bancorp and the Bank was granted options to purchase 1,650 shares of our common stock at an exercise price equal to $10.93 per share.

Options have a term of ten years from the date of grant.  Options vest on the earlier of the date on which (i) the optionee has completed 11 months of continuous service as a director of the Bank from the date of grant or (ii) a change in control of the Bank occurs.  In the event of the optionee’s retirement from the Board of Directors, death or disability, his or her stock options lapse at the earlier of three months from the date of retirement, death or disability, or the expiration of the term of the option.  If his or her service as a director is terminated for any reason except retirement, death or disability, all options terminate upon the date service is terminated, unless the Stock Option Plan Committee permits the optionee to exercise such options until the earlier of the expiration of the term of the option or three months after the termination of service.

If the amendments to our Stock Option Plan for Non-Employee Directors set forth in Matter No. 3 below are approved, then commencing with the annual meeting of shareholders to be held in the year 2006, each director of 1st Colonial Bancorp and the Bank will receive stock options to purchase 750 shares of common stock at each annual shareholders’ meeting during his or her term as director.  These options will be automatically granted under that plan at an exercise price equal to the fair market value of the common stock on the date of the meeting.  Each director also may receive additional stock options under the plan at other times in the discretion of our stock option plan committee.

1st Colonial Bancorp maintains a directors and officers liability insurance policy.  The policy covers all directors and officers of 1st Colonial Bancorp and the Bank for certain liability, loss, or damage that they may incur in their capacities as such.  To date, no claims have been filed under this insurance policy.

Remuneration of Executive Officers

Our executive officers do not receive any compensation for serving as officers of 1st Colonial Bancorp.  The following table sets forth the compensation paid, during each of the years in the three-year period ended December 31, 2004, by the Bank to our Chief Executive Officer and any other executive officer who received cash compensation exceeding $100,000 during year ended December 31, 2004:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation (1)

Gerard M. Banmiller	2004	$159,120	$10,000	$25,206
President and Chief	2003	153,258	10,000	24,383
Executive Officer	2002	137,500	16,000	21,204

James E. Strangfeld	2004	$132,600	$8,875	$3,890
Executive Vice	2003	127,758	8,500	3,888
President	2002	115,000	14,000	3,883

Robert C. Faix	2004	$100,776	$6,500	$12,399
Senior Vice President	2003	97,132	6,500	11,719
and Chief Financial Officer	2002	92,500	3,000	8,079

(1)	Consists of an automobile expense allowance, life, health, automobile and long-term disability insurance annual premiums, and club membership dues.

Employment Agreements

Gerard M. Banmiller, the President, Chief Executive Officer and a director of 1st Colonial Bancorp and the Bank, has an employment agreement with the Bank.  The Bank’s obligations under this agreement are guaranteed by 1st Colonial Bancorp.  This agreement has an initial three-year term and provides for annual one-year extensions on each anniversary of June 29, 2000, the date the Bank received regulatory authority to open for business, unless the Bank or Mr. Banmiller gives prior written notice of nonrenewal to the other party.  Under this agreement, Mr. Banmiller is entitled to receive an annual base salary of not less than $100,000. Except for a reduction which is proportionate to a company-wide reduction in executive pay, the annual base salary paid to Mr. Banmiller in any period cannot be less than the annual base salary paid to him in any prior period.

Under his agreement, Mr. Banmiller is entitled to participate in any incentive compensation and employee benefit plans that the Bank maintains.  He also is entitled to participate in and enjoy any other plans and arrangements which provide for sick leave, vacation, sabbatical, or personal days, club memberships and dues, education payment or reimbursement, business-related seminars, and similar fringe benefits provided to or for the executive officers of the bank from time to time.  He also is entitled to be reimbursed for amounts he pays as lease or loan payments due with respect to the lease or purchase of his automobile, up to and not to exceed an amount equal to $500.00 per month.

In the event the Bank terminates Mr. Banmiller’s employment for “Cause” as defined in his agreement, he will be entitled to receive his accrued but unpaid base salary and an amount for all accumulated but unused vacation time earned through the date of his termination.

In the event the Bank terminates Mr. Banmiller’s employment without Cause, he will be entitled to receive, during the remaining term of his agreement, an annual amount equal to the greater of (i) his highest base salary received during one of the two years immediately preceding the year in which he is terminated, or (ii) his base salary in effect immediately prior to his termination.  In addition, during the remaining term of his agreement, Mr. Banmiller will annually be entitled to (i) an amount equal to the higher of the aggregate bonuses paid to him in one of the two years immediately preceding the year in which he is terminated and (ii) an amount equal to the sum of the highest annual contribution made on his behalf (other than his own salary reduction contributions) to any tax qualified and non-qualified defined contribution plans maintained by the Bank in the year in which he is terminated or in one of the two years immediately preceding such year.  Mr. Banmiller will also be entitled to certain retirement, health and welfare benefits.

In the event Mr. Banmiller terminates his employment with the Bank for “Good Reason,” as defined in his agreement, he will be entitled to receive the same annual amounts and benefits he would be entitled to receive if he was terminated without Cause, but for a period of three years from the date of termination of employment.  In the event Mr. Banmiller terminates his employment with the Bank without Good Reason, he will be entitled to receive his accrued but unpaid base salary until the date of termination and an amount for all accumulated but unused vacation time through the date of the termination of his employment.  In the event of Mr. Banmiller’s death or disability during the term of his employment, he and his eligible dependents or his spouse and her eligible dependents, as the case may be, will be entitled to receive the same annual amounts and benefits Mr. Banmiller would be entitled to receive if he was terminated without Cause, but only for a period of one year from the date of termination of employment.  They will also be entitled to certain health and welfare benefits.

In the event that Mr. Banmiller is required to pay any excise tax imposed under Section 4999 of the Internal Revenue Code (or any similar tax imposed under federal, state or local law), as a result of any compensation and benefits received under his agreement in connection with a change in control, the Bank will pay him an additional amount such that the net amount retained by him, after the payment of such excise taxes (and any additional income tax resulting from such payment by the Bank), equals the amount he would have received but for the imposition of such taxes.

The employment agreement further provides that in the event Mr. Banmiller’s employment is terminated for any reason or he voluntarily terminates his employment, he may not, for a period of 12 months after the date of termination, without the prior written consent of the Bank’s Board of Directors, become an officer, director or a shareholder or equity owner of 4.9% or more of any entity engaged in the banking, lending, asset management, mutual fund, financial planning or investment security business within the New Jersey Counties of Camden, Gloucester, Burlington, Salem, Atlantic, Cape May or Cumberland, or any other county in which the Bank has an office.  In addition, during his employment and for a period of 12 months following the termination of his employment, except following a change in control of the Bank, Mr. Banmiller may not solicit, endeavor to entice away from the Bank, its subsidiaries or affiliates, or otherwise interfere with the relationship of the Bank or its subsidiaries or affiliates with, any person who is, or was within the then most recent 12-month period, an employee or associate of the Bank or any of its subsidiaries or affiliates.

The Bank also has employment agreements with Mr. Strangfeld, its Executive Vice President and Senior Loan Officer, and Mr. Faix, its Senior Vice President and Chief Financial Officer.  These agreements are substantially identical to Mr. Banmiller’s employment agreement (including containing the covenant not to compete described above), except that they provide that (i) the executive is entitled to receive an annual base salary of at least $90,000; (ii)  the executive is not entitled to be reimbursed for any amounts he pays as lease or loan payments with respect to his automobile; (iii) in the event the Bank terminates the executive’s employment without Cause, he will be entitled to his salary and benefits as determined in the same manner as under Mr. Banmiller’s agreement, but for one year only and (iv) in the event the executive terminates his employment for “Good Reason,” he will be entitled to his salary and benefits as determined in the same manner, but for a period of (a) 18 months in the event of a termination prior to a change in control of the Bank or (b) two years in the event of a termination after a change in control of the Bank.

The Bank’s obligations under its employment agreements with Mr. Strangfeld and Mr. Faix also are guaranteed by 1st Colonial Bancorp.

Executive Compensation Program

The Bank maintains an Executive Compensation Program (the “Compensation Program”) pursuant to which the Bank pays bonuses to its key employees.  The Compensation Program is a pay-for-performance based compensation system consisting of incentives that pay key employees for the achievement of performance levels designed to increase shareholder value.  These incentives consist of annual incentives, which reward for achievement against pre-established goals and increases in shareholder value, and long-term incentives, which reward for significant increases in the value of the Bank.

The Compensation Program enables the Bank to reward those key employees whose performance increases shareholder value.  The Compensation Program also assists the Bank in its efforts to hire, retain and motivate high-quality executives who it believes can meet the immediate business challenges and improve the long-term performance of the Bank.  The Compensation Program is administered by the Compensation Committee of the Bank’s Board of Directors.  Only the president, executive vice presidents, senior vice presidents or division managers of the Bank may participate in this plan.

Under the Compensation Program, bonus awards are determined by the Compensation Committee based on a pre-determined mix of corporate and individual performance goals.  Sixty percent of the annual award is based on corporate performance.  Corporate performance is measured by the year to year percentage increase in average assets (in excess of a pre-determined hurdle rate) and the year to year percentage increase in return on average assets, each of which receives a fifty percent weighting.

The remaining forty percent of the annual award is based on individual performance using performance goals designed to reflect a balance between attainable and “stretch” objectives and that are specific to each participant.  Individual performance objectives are established at the beginning of the year based on the functions and responsibilities of each executive.  Also included in the evaluation of individual performance are goals which measure the executive’s contribution to making people-focused cultural changes at the Bank.

The total bonus pool is determined by multiplying the aggregate base salaries of the Bank’s employees who are participating in the Compensation Program by the corporate performance percentage increase, and then dividing that amount (the “Corporate Performance Dollar Bonus”) by 0.6.  The difference between the total bonus pool and the Corporate Performance Dollar Bonus is the amount eligible to be distributed to individual participants.  The individual bonus pool may or may not be distributed entirely.  The distribution of individual bonus awards for all participants except the President will be determined by a recommendation of the President that is approved by the Compensation Committee.  The Compensation Committee will determine the value of the individual performance bonus of the President.

Option Grants in Last Fiscal Year

The following table sets forth information concerning the grant of stock options during the fiscal year ended December 31, 2004 to our named executive officers.

Name	Number of Securities Underlying Options Granted(1)	Percentage of Total Options Granted to Employees in Fiscal Year(2)	Per Share Exercise or Base Price(1)(3)	Expiration Date

Gerard M. Banmiller	12,075	37.1%	$10.93	January 2, 2014
President and Chief
Executive Officer

James E. Strangfeld	12,075	37.1%	$10.93	January 2, 2014
Executive Vice
President

Robert C. Faix	7,350	22.6%	$10.93	January 2, 2014
Senior Vice
President and Chief
Financial Officer

(1)

Reflects adjustments resulting from the 5% stock dividend paid on April 15, 2004 to shareholders of record on April 1, 2004. Options vested and became exercisable in full on January 2, 2005, the first anniversary date of grant. If the optionee’s employment terminates due to retirement, death or disability, the optionee or his legal representative may exercise the option until the earlier of the expiration of the term of the option or three months after the termination of employment. If the optionee’s employment is terminated for any reason except retirement, death or disability, all options terminate on the date employment is terminated, unless the Stock Option Plan Committee permits the optionee to exercise the option until the earlier of the expiration of the term of the option or three months after the termination of employment.

(2)

1st Colonial Bancorp does not have any employees. This percentage reflects the grant as a percentage of the total options granted to employees of the Bank, but does not include options to purchase 27,000 shares granted in fiscal year 2004 to directors of 1st Colonial Bancorp and the Bank who are not employees.

(3)

The exercise price per share is equal to the fair market value on the date the option was granted, as determined by our Board of Directors. The exercise price may be paid in cash, or upon the approval of the Stock Option Plan Committee, in shares of common stock valued at their fair market value on the date of exercise, or in a combination of cash and stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

No options were exercised during the year ended December 31, 2004 by our named executive officers.  The following table sets forth the aggregate options to purchase shares of common stock held by our named executive officers at December 31, 2004, separately identifying exercisable and unexercisable options, and the aggregate dollar value of in-the-money unexercised options, separately identifying exercisable and unexercisable options.

	Number of Securities Underlying Unexercised Options Held at 12/31/04 (1)		Value of Unexercised In-the-Money Options at 12/31/04 (2)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Gerard M. Banmiller	26,356	10,936	$53,160	$31,785
James E. Strangfeld	18,723	6,103	$23,701	$17,025
Robert C. Faix	8,738	2,031	$3,840	$5,122

(1)	Reflects adjustments resulting from the 10% stock dividend paid on January 15, 2002, the 5% stock dividend paid on April 15, 2003, and the 5% stock dividend paid on April 15, 2004, as applicable.

(2)

Based upon the mean between the bid and asked prices of our common stock of $10.93 per share on December 31, 2004 less the exercise price of the options (in each case, the exercise price has been adjusted to reflect the stock dividends described in footnote (1) above, as applicable).

Transactions with Related Persons

1st Colonial Bancorp does not make any loans to its officer or directors.  The Bank offers various types of loans to its directors, officers, and employees.  Under applicable Federal law, any loan made to a director, officer, employee or other affiliate is required to be on substantially the same terms and conditions available to non-related borrowers (in particular as to interest rate and collateral).  In addition, the risk of nonpayment must not be greater than the risk of nonpayment on loans to non-related borrowers, and the loan must be approved by a majority of the full Board of Directors, with the loan applicant not voting or influencing the vote.

Certain directors and officers of the Bank are customers of and during the year ended December 31, 2004 had banking transactions with the Bank in the ordinary course of business.  Similar transactions may be expected to occur in the future.  All loans and commitments to loan were made under substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with other persons and, in our opinion, do not involve more than the normal risk of collection or present other unfavorable features.  The aggregate amount of loans to such related parties was approximately $1,531,000 and $1,443,000 at December 31, 2004 and 2003, respectively. During 2004 and 2003, new loans and credit line advances to such related parties amounted to approximately $405,000 and $1,436,000, respectively, and repayments amounted to approximately $317,000 and $399,000, respectively.   The aggregate amount of deposits from related parties was approximately $12,123,000 and $7,216,000 at December 31, 2004 and 2003, respectively.

The Bank retained an entity that is affiliated with John J. Donnelly IV, a director of the Bank, to perform certain property inspection services and branch renovations. The total amount paid by the Bank for such services amounted to fees of approximately $19,000, $86,000 and $110,000 for the years ended December 31, 2004, 2003 and 2002. Such fees were capitalized as premises and equipment.  Mr. Donnelly’s company was selected by the Bank pursuant to a competitive bidding process involving other general contractors.

The Bank engages a law firm that is affiliated with Thomas A. Clark III, a director of the Bank, for certain debt collection and other services.  Total fees for such services amounted to approximately $16,000, $9,000 and $7,000 for the years ended December 31, 2004, 2003 and 2002, respectively.  The terms of the services provided were substantially equivalent to that which would have been obtained from unaffiliated parties.

Equity Plan Compensation Information

The following table provides certain information regarding securities issued or issuable under 1st Colonial Bancorp’s equity compensation plans as of December 31, 2004.

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights (1)(2)	Weighted- average exercise price of outstanding options, warrants and rights	Number of shares of common stock remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)(2)

Equity compensation plans approved by security holders	136,678	$9.10	66,070

Equity compensation plans not approved by security holders	0	0	0
Total	136,678	$9.10	66,070

(1)          Does not include outstanding warrants to acquire 97,023 shares of common stock issued in 2000 to the underwriter of the Bank’s initial public offering of common stock, or outstanding warrants to acquire 267,958 shares of common stock issued in December 2002 as part of 1st Colonial Bancorp’s public offering of common stock and warrants.

(2)          Does not reflect the options to purchase 64,800 shares granted under these plans in 2005.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTORS.

MATTER NO. 2

PROPOSAL TO APPROVE THE AMENDMENT OF THE
EMPLOYEE STOCK OPTION PLAN TO INCREASE THE NUMBER
OF SHARES AVAILABLE FOR ISSUANCE FROM 78,750 TO 150,000

Background

The Board of Directors has approved the amendment of 1st Colonial Bancorp, Inc. Employee Stock Option Plan (the “2003 Employee Plan”) to increase the number of available shares of common stock from 78,750 to 150,000.  It also has recommended that this amendment be approved by 1st Colonial Bancorp’s shareholders at the annual meeting.

The 2003 Employee Plan was adopted by the Board of Directors on March 19, 2003 and approved by the shareholders on April 22, 2003.  The 2003 Employee Plan authorizes us to award options to purchase shares of Bancorp common stock to selected key employees of Bancorp or certain subsidiary companies in which Bancorp has a 50% or greater ownership interest.  These options are either (i) incentive stock options (options qualified under Section 422 of the Internal Revenue Code of 1986, as amended), which we refer to as “ISOs,” or (ii) nonqualified stock options (options not qualified under Internal Revenue Code Section 422), which we refer to as “NQSOs.”

The following is a brief summary of the 2003 Employee Plan, as modified by the proposed amendment.  This summary is qualified in all respects by the text of the 2003 Employee Plan.  A copy of the 2003 Employee Plan will be made available without charge to any person upon his or her request, which request should be directed to us at 1040 Haddon Avenue, Collingswood, New Jersey 08108, Attention: Corporate Secretary.

Amount of Common Shares Subject to Options Under the 2003 Employee Plan.

The 2003 Employee Plan currently provides for the grant of options covering an aggregate of 78,750 shares.  If the proposed amendment to the 2003 Employee Plan is approved by the shareholders, the maximum aggregate number of common shares available for the grant of options would increase by 71,250 to 150,000.  The 150,000 number would be subject to adjustment in the case of certain events affecting the common stock.  See “Amendment, Suspension, or Termination of the Plan; Option Adjustment.”  Shares of common stock that are attributable to options that are forfeited or otherwise terminate may be re-granted under a new option. At January 31, 2005, options to purchase 77,550 shares were outstanding under the 2003 Employee Plan, leaving 1,200 shares available for grant.

Purpose of 2003 Employee Plan

The 2003 Employee Plan is designed to improve the performance of 1st Colonial Bancorp and its subsidiaries and, by doing so, to serve the interests of the shareholders.  By continuing to encourage ownership of 1st Colonial Bancorp shares among those who play significant roles in our success, implementation of the 2003 Employee Plan will continue to align the interests of 1st Colonial Bancorp’s selected key employees with those of our shareholders by allowing both to benefit from increases in the value of common stock.  Moreover, the Board of Directors believes that the ability to award options under the 2003 Employee Plan will have a positive effect on our ability to attract, motivate and retain employees of outstanding leadership and management ability.  The Board of Directors further believes that an increase in the number of shares available for issuance under the 2003 Employee Plan is necessary to provide sufficient shares to achieve this goal.

Administration of the Employee Plan

The Stock Option Plan Committee is authorized to administer and interpret the 2003 Employee Plan.  The current members of that committee are Thomas A. Clark, III, Mary R. Burke, Michael C. Haydinger and Stanley H. Molotsky.  The committee members serve at the discretion of the Board of Directors and are each required to be “outside” directors within the meaning of the Internal Revenue Code.

Subject to the approval of the Board of Directors, the Stock Option Plan Committee has discretionary authority (a) to determine the individuals to receive grants of options, the times when options shall be granted, the number of shares to be subject to each option, the option exercise price, the option period, the time or times when each option shall be exercisable and whether an option is to be an NQSO or an ISO; (b) to interpret the 2003 Employee Plan; (c) to prescribe, amend and rescind rules and regulations relating to the 2003 Employee Plan; (d) to determine the terms and provisions (and amendments of the terms and provisions) of any agreements to be entered into between 1st Colonial Bancorp and each individual granted an option under the 2003 Employee Plan (which agreements need not be identical), including such terms and provisions as are required in the committee’s judgment to conform to any change in any applicable law or regulation; and (e) to make all other determinations the committee deems necessary or advisable for the 2003 Employee Plan’s administration.

The source of the shares issued pursuant to the 2003 Employee Plan will be authorized but unissued shares of common stock or issued shares that have previously been reacquired by 1st Colonial Bancorp.  It is anticipated that, in the ordinary course, options will be granted on an annual basis, although nothing in the 2003 Employee Plan so requires.

Participants

Only key employees (as determined by the Stock Option Plan Committee) of 1st Colonial Bancorp or a 50% or greater owned subsidiary are eligible to receive options under the 2003 Employee Plan.  1st Colonial Bancorp currently does not have any employees, and its only subsidiary is the Bank.  As of December 31, 2004, the Bank had 27 key employees, including all of 1st Colonial Bancorp’s executive officers. In designating key employees and in recommending to the Board of Directors the number of shares of common stock to be covered by each option, the Stock Option Plan Committee must take into account, among other things, the level of responsibility of the employee.

Exercise of Options

The exercise price for options granted under the 2003 Employee Plan will not be less than 100% of the fair market value of our common stock on the date the option is granted (or 110% in the case of ISOs granted to a 10 percent or greater shareholder).  The fair market value of our common stock will be determined by the Stock Option Plan Committee in accordance with the terms of the 2003 Employee Plan.  The mean between the bid and asked prices of the common stock on December 31, 2004 was $10.93 per share.

Options granted under the 2003 Employee Plan generally may be exercised for up to 10 years after the date of grant (five years in the case of incentive stock options granted to a 10 percent or greater shareholder).

The payment of the exercise price of an option may be made in cash or, with the approval of the Stock Option Plan Committee, by surrendering shares of common stock with a value equal to such exercise price, subject to certain limitations with respect to payment with shares acquired through the exercise of ISOs.  The committee may also approve a “cashless exercise” of an option, whereby the option is exercised and the acquired common stock (or a portion thereof) is sold through a third party to minimize or eliminate the need of the participant to utilize cash to effect the exercise of the option.

Limitations on Grants

The aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year may not exceed $100,000.  No employee may receive option grants in excess of 11,500 shares under the 2003 Employee Plan during any calendar year.

Restrictions on Transfer

Except as determined by the Stock Option Plan Committee and set forth in an option agreement relating to particular options, NQSOs are not assignable or transferable other than by will or the laws of descent and distribution and, in general, during the option holder’s lifetime are exercisable only by the holder or his or her duly appointed legal representative.  ISOs are not assignable or transferable other than by will or the laws of descent and distribution, and during the option holder’s lifetime are exercisable only by the holder or his or her duly appointed legal representative.

Vesting

Under the 2003 Employee Plan, the Stock Option Plan Committee will impose vesting conditions on the exercisability of options.  In general, an option will vest and become exercisable on the date or dates set forth in the option agreement; provided, however, that no option can be exercisable until the option holder has completed at least one full year of continuous employment following the date of grant, with 1st Colonial Bancorp or a 50% or greater owned subsidiary, unless a change in control (as defined in the 2003 Employee Plan) occurs.  If a change in control occurs, each outstanding option issued under the 2003 Employee Plan will immediately become exercisable.  A change in control will be deemed to have occurred upon, among other events, shareholder approval of the acquisition of 1st Colonial Bancorp (or all or substantially all of its assets).

Termination of Employment

A vested option may be exercised by an option holder only during its term and only during the holder’s employment, except as provided below.  In the event of an option holder’s termination of employment:

•                    by reason of retirement, death or disability (each as defined in the 2003 Employee Plan), a vested option may be exercised until the earlier of its expiration or a date which is three months following termination of employment; and

•                    in all other cases, a vested option will expire on the date of termination of employment, unless the Stock Option Plan Committee permits the option holder to exercise such options until the earlier of the expiration of the term of the option or up to three months after the termination of employment.

Amendment, Suspension, or Termination of the Plan; Option Adjustment

The Board of Directors may terminate, amend, modify or suspend the 2003 Employee Plan at any time and from time to time to ensure that options granted under the plan conform to any changes in the law or for any other reason the Board of Directors determines to be in the best interest of 1st Colonial Bancorp.  Modifications or amendments to the 2003 Employee Plan are not required to be approved by 1st Colonial Bancorp’s shareholders, except to the extent required by state or Federal law.  No termination, modification or amendment of the 2003 Employee Plan, without the consent of the participant to whom an option has previously been granted, may adversely affect that participant’s rights under the option.  Unless terminated earlier by the Board of Directors, the 2003 Employee Plan will terminate, and no additional options will thereafter be granted, on the tenth anniversary of the plan’s effective date (i.e., March 19, 2013).

In the event of any change in our common stock by reason of any stock dividend, stock split, reverse stock split, recapitalization, combination or exchange of shares, merger, consolidation or similar action, appropriate adjustment will be made to (i) the number of shares of common stock authorized to be made subject to options under the 2003 Employee Plan, (ii) the number of shares into which outstanding options may be converted upon exercise, (iii) the exercise price of outstanding options, (iv) the maximum number of options that may be granted to any one person within a calendar year, and (v) such other terms as are appropriate under the circumstances.  In addition, the Board of Directors may make similar changes to outstanding options in other circumstances where such changes are deemed equitable under such circumstances.

Registration of Shares Subject to the Plan

All of the 78,750 common shares available under the 2003 Employee Plan as currently constituted were registered on a Form S-8 Registration Statement under the Securities Act of 1933, which was filed with the SEC on December 29, 2003.  The Form S-8 Registration Statement became effective on the date of its filing.

If the proposed amendment is adopted, the 71,250 additional common shares that will be available under the 2003 Employee Plan will not be registered under the Securities Act.  However, because 1st Colonial is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, offers and sales made in compliance with Rule 701 under the Securities Act are exempt from registration under the Securities Act.  Under Rule 701, an offer and sale is exempt from the registration requirements, if total sales of stock pursuant to both of 1st Colonial’s stock option plans during any consecutive twelve month period do not exceed the greater of: (i) $1 million; (ii) 15% of our total assets, as measured at the most recent balance sheet date; or (iii) 15% of all the outstanding common stock, measured at the most recent balance sheet date.  Securities sold pursuant to Rule 701 are “restricted securities” and can be resold only pursuant to an effective registration statement, unless an exemption from the registration requirements is available.

Certain United States Federal Income Tax Consequences

The following is a brief summary of the principal United States Federal income tax consequences of transactions under the 2003 Employee Plan, based on current law.  This summary is not intended to be exhaustive with respect to all potential Federal income tax consequences that may affect a particular person.  In addition, this summary does not constitute tax advice, and, among other things, does not discuss state, local or foreign income tax consequences, nor does it address estate or gift tax consequences, relating to the 2003 Employee Plan’s operation.  Participants are urged to consult with their tax advisors with regard to their participation in the 2003 Employee Plan.

Nonqualified Stock Options.   No taxable income is realized by a 2003 Employee Plan participant upon the grant of an NQSO.  Upon the exercise of an NQSO, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares of common stock exercised over the aggregate option exercise price (the “Spread”).  The Spread is generally deductible by 1st Colonial Bancorp for Federal income tax purposes.  The participant’s tax basis in shares of common stock acquired by exercise of an NQSO will be equal to the exercise price plus the amount taxable as ordinary income.

Upon a sale of the shares of common stock received by a participant through exercise of an NQSO, any gain or loss will generally be treated for Federal income tax purposes as long-term or short-term capital gain or loss, depending upon the holding period of such stock.  In general, the participant’s holding period for shares acquired pursuant to the exercise of an NQSO begins on the date of exercise of such option.

Incentive Stock Options.   No taxable income is realized by a 2003 Employee Plan participant upon the grant or exercise of an ISO.  If shares of common stock are issued to a participant pursuant to the exercise of an ISO and if no disqualifying disposition of such shares is made by the participant within two years after the date of grant or within one year after the receipt of such shares by the participant, then (a) upon the sale of such shares, any amount realized in excess of the option exercise price will normally be taxed to the participant as a long-term capital gain and (b) no deduction will be allowed to 1st Colonial Bancorp.  Additionally, the Spread attributable to the exercise of an ISO will give rise to an item of tax preference, in the year of exercise, which may result in alternative minimum tax liability for the participant.

If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, such disposition would likely be a “disqualifying disposition,” and generally (a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise (or, if less, the amount realized on the disposition of the shares) over the option exercise price thereof, and (b) 1st Colonial Bancorp will be entitled to deduct such amount.  Any other gain realized by the participant on such disposition will be taxed as short-term or long-term capital gain, and will not result in any deduction to 1st Colonial Bancorp.

Tax Withholding.   As a condition of the exercise of an option, 1st Colonial Bancorp will require that appropriate provision be made for any required tax withholdings.  In general, (i) NQSOs will be subject to Federal income and employment tax withholding upon exercise, and (ii) while not presently subject to Federal withholding tax, ISOs may in the future be subject to federal employment tax withholding upon exercise.  (In addition, each option may also be subject to state and local tax withholding at various times.)

Accounting Consequences

As permitted by SFAS No. 123, the Bank accounts for stock-based compensation in accordance with Accounting Principals Board Opinion (APB) No. 25.  Under APB No. 25, no compensation expense is recognized in the income statement related to any option granted under our stock option plans.  The pro forma impact to net income and earnings per share that would occur if compensation expense was recognized, based on the estimated fair value of the options on the date of the grant, is disclosed in the notes to our consolidated financial statements.

On December 16, 2004, the Financial Accounting Standards Board issued SFAS No. 123(R), Share-based Payment, which eliminates the ability to account for share-based compensation transactions using APB Opinion No. 25, and generally would require all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement at their grant-date fair values.  1st Colonial will be required to adopt this new accounting standard on January 1, 2006.  It will impact our income statement with respect to all stock options that vest, are modified or are granted on or after January 1, 2006.

Required Vote

Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the annual meeting by the holders of common stock entitled to vote is required to approve the amendment of the 2003 Employee Plan.  Abstentions and broker nonvotes, although counted for the purpose of determining whether a quorum is present at the annual meeting, will not constitute or be counted as “votes” cast, so they will have no effect on the approval of Matter No. 2.  All signed proxies we receive will be voted “for” the approval of the amendment of the 2003 Employee Plan, except for any proxy specifically marked to the contrary by a shareholder.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE 2003 EMPLOYEE PLAN.

MATTER NO. 3

PROPOSAL TO APPROVE THE AMENDMENT OF THE STOCK OPTION PLAN
FOR NON-EMPLOYEE DIRECTORS TO INCREASE THE NUMBER
OF SHARES AVAILABLE FOR ISSUANCE FROM 52,500 TO 100,000

Background

The Board of Directors has approved the amendment of 1st Colonial Bancorp, Inc. Stock Option Plan for Non-Employee Directors (the “2003 Director Plan”) to increase, effective May 1, 2005, the number of available shares of common stock from 52,500 to 100,000.  It is also recommended that this amendment be approved by 1st Colonial Bancorp’s shareholders at the annual meeting.

The 2003 Director Plan was adopted by the Board of Directors on March 19, 2003 and approved by the shareholders on April 22, 2003.  The 2003 Director Plan authorizes us to award nonqualified stock options (options not qualified under Internal Revenue Code Section 422) to purchase shares of 1st Colonial Bancorp common stock.  We refer to nonqualified stock options as “NQSOs.”  We are not permitted to grant incentive stock options (options qualified under Section 422 of the Internal Revenue Code) under the 2003 Director Plan.

The following is a brief summary of the 2003 Director Plan, as modified by the proposed amendment.  This summary is qualified in all respects by the text of the 2003 Director Plan. A copy of the 2003 Director Plan will be made available without charge to any person upon his or her request, which request should be directed to us at 1040 Haddon Avenue, Collingswood, New Jersey 08108, Attention: Corporate Secretary.

Amount of Common Shares Subject to Options Under the 2003 Director Plan

The 2003 Director Plan currently provides for the grant of options covering an aggregate of 52,500 shares.  If the proposed amendment to the 2003 Director Plan is approved by the shareholders, the maximum aggregate number of common shares available for the grant of options would increase by 47,500  to 100,000.  The 100,000 number is subject to adjustment in the case of certain events affecting the common stock.  See “Amendment, Suspension, or Termination of the Plan; Option Adjustment,” below.  Shares of common stock that are attributable to options that are forfeited or otherwise terminate, may be re-granted under a new option.  At January 31, 2005, options to purchase 52,430 shares were outstanding under the 2003 Director Plan, leaving 70 shares available for grant.

Purpose of the Plan

The 2003 Director Plan is intended and designed to provide non-employee directors of 1st Colonial Bancorp and the Bank with an opportunity to acquire our common stock, thereby giving them a stake in the continued growth and success of our business.  By continuing to encourage ownership of Bancorp shares, implementation of the 2003 Director Plan will continue to align the interests of Bancorp’s directors with those of our shareholders by allowing both to benefit from increases in the value of common stock.  Moreover, the Board of Directors believes that the ability to award options under the 2003 Director Plan will have a positive effect on our ability to attract the best available persons to serve as our directors.  The Board of Directors further believes that an increase in the number of shares available for issuance under the 2003 Director Plan is necessary to provide sufficient shares to achieve this goal.

Option Grants

Pursuant to the 2003 Director Plan, each person (i) who is a director of 1st Colonial Bancorp or the Bank and (ii) who is not an employee of Bancorp or the Bank, automatically is granted, on the date of his or her election as a director of Bancorp or the Bank, and on each date of his or her reelection, an option to purchase 750 shares of common stock (“Mandatory Grants”).  Future non-employee directors elected by the Board of Directors of 1st Colonial Bancorp or the Bank to fill a vacancy also will receive a Mandatory Grant on the date of his or her initial election as a director.  No person, including any person who is elected as a director of both Bancorp and the Bank, is entitled to receive more than one Mandatory Grant per calendar year.  In the event that the shareholders approve the amendment to the 2003 Director Plan, this amendment will not be effective until after the annual meeting, and due to the lack of shares available under the plan for issuance on the date of the annual meeting, no Mandatory Grants will be made in 2005.

The Stock Option Plan Committee may also grant, from time to time in its discretion, additional options to purchase shares of common stock to directors who are not employees of Bancorp or the Bank (“Discretionary Grants”), subject to the approval of a majority of the members of the Board of Directors (excluding the grantee). No director may receive option grants in excess of 3,000 shares under the 2003 Director Plan during any calendar year.

Administration of the Director Plan

The Stock Option Plan Committee is authorized to administer and interpret the 2003 Director Plan.  The current members of that committee are Thomas A. Clark, III, Mary R. Burke, Michael C. Haydinger and Stanley H. Molotsky.   The committee members serve at the discretion of the Board of Directors and are each required to be “outside” directors within the meaning of the Internal Revenue Code.

Subject to the approval of the Board of Directors, the Stock Option Plan Committee has discretionary authority (a) to determine the individuals to receive Discretionary Grants of options, the times when Discretionary Grants are made, the number of shares to be subject to each Discretionary Grant, the option period, and the time or times when each option shall be exercisable; (b) to interpret the 2003 Director Plan; (c) to prescribe, amend and rescind rules and regulations relating to the 2003 Director Plan; (d) to determine the terms and provisions (and amendments of the terms and provisions) of any agreements to be entered into between 1st Colonial Bancorp and each individual granted an option under the 2003 Director Plan (which agreements need not be identical), including such terms and provisions as are required in the committee’s judgment to conform to any change in any applicable law or regulation; and (e) to make all other determinations the committee deems necessary or advisable for the 2003 Director Plan’s administration.

The source of the shares issued pursuant to the 2003 Director Plan will be authorized but unissued shares of common stock or issued shares that have previously been reacquired by 1st Colonial Bancorp.

Exercise of Options

The exercise price for options granted under the 2003 Director Plan will be equal to the fair market value of the stock underlying the option on the date the option is granted. The fair market value of our common stock will be determined by the Stock Option Plan Committee in accordance with the terms of the 2003 Director Plan.  Options granted under the 2003 Director Plan may be exercised for up to 10 years after the date of grant.

The payment of the exercise price of an option may be made in cash or, with the approval of the Stock Option Plan Committee, by surrendering shares of common stock with a value equal to such exercise price.  The committee may also approve a “cashless exercise” of an option, whereby the option is exercised and the acquired common stock (or a portion thereof) is sold through a third party to minimize or eliminate the need of the participant to utilize cash to effect the exercise of the option.

Restrictions on Transfer

Except as determined by the Stock Option Plan Committee and set forth in an option agreement relating to particular options, options granted under the 2003 Director Plan are not assignable or transferable other than by will or the laws of descent and distribution and, in general, during the option holder’s lifetime are exercisable only by the holder or his or her duly appointed legal representative.

Vesting

Under the 2003 Director Plan, options may not be exercised during the 11-month period following the date of grant.  The Stock Option Plan Committee, at its discretion, may provide further limitations on the exercisability of options granted under the 2003 Director Plan.  In the event of an optionee’s retirement, or an optionee whose service as a director terminates due to death or disability, the optionee or his or her legal representative may exercise the option until the earlier of the expiration of the term of the option or three months after such termination of service.

Termination of Service

If an optionee’s service as a director is terminated for any reason except retirement, death or disability, all options granted to such person under the 2003 Director Plan terminate as of the date such service is terminated, unless the Option Committee permits the optionee to exercise such options until the earlier of the expiration of the term of the option or up to three months from the date of termination.

Amendment, Suspension, or Termination of the Plan; Option Adjustment

The Board of Directors may amend, modify, suspend or terminate the 2003 Director Plan at any time and from time to time to ensure that options granted under the plan conform to any changes in the law or for any other reason the Board of Directors determines to be in the best interest of 1st Colonial Bancorp.  Modifications or amendments to the 2003 Director Plan are not required to be approved by 1st Colonial Bancorp’s shareholders, except to the extent required by state or federal law.  No termination, modification or amendment of the 2003 Director Plan, without the consent of the participant to whom an option has previously been granted, may adversely affect that participant’s rights under the option.  Unless terminated earlier by the Board of Directors, the 2003 Director Plan will terminate, and no additional options will thereafter be granted, on the tenth anniversary of the plan’s effective date (i.e., March 19, 2013).

In the event of any change in 1st Colonial Bancorp’s common stock by reason of any stock dividend, stock split, reverse stock split, recapitalization, combination or exchange of shares, merger, consolidation or similar action, appropriate adjustment will be made to (i) the number of shares of common stock authorized to be made subject to options under the 2003 Director Plan, (ii) the number of shares into which outstanding options may be converted upon exercise, (iii) the exercise price of outstanding options, (iv) the maximum number of options that may be granted to any one person within a calendar year, and (v) such other terms as are appropriate under the circumstances.  In addition, the Board of Directors may make similar changes to outstanding options in other circumstances where such changes are deemed equitable under such circumstances.

Registration of Shares Subject to the Plan

All of the 52,500 common shares available under the 2003 Director Plan as currently constituted were registered on a Form S-8 Registration Statement under the Securities Act of 1933 (the “Securities Act”), which was filed with the Commission on December 29, 2003.  The Form S-8 Registration Statement became effective on the date of its filing.

If the proposed amendment is adopted, the 47,500 additional common shares that will be available under the 2003 Director Plan will not be registered under the Securities Act.  Because 1st Colonial is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, offers and sales made in compliance with Rule 701 under the Securities Act are exempt from registration under the Securities Act.  Under Rule 701, an offer and sale is exempt from the registration requirements, if total sales of stock pursuant to both of 1st Colonial’s stock option plans during any consecutive twelve month period do not exceed the greater of: (i) $1 million; (ii) 15% of our total assets, as measured at the most recent balance sheet date; or (iii) 15% of all the outstanding common stock, measured at the most recent balance sheet date.  Securities sold pursuant to Rule 701 are “restricted securities” and can be resold only pursuant to an effective registration statement, unless an exemption from the registration requirements is available.

Certain United States Federal Income Tax Consequences

Options granted pursuant to the 2003 Director Plan will be NQSOs.  See “Matter No. 2 —  Proposal to approve the amendment of the Employee Stock Option Plan to increase the number of shares available for issuance from 78,750 to 150,000 — Certain United States Federal Income Tax Consequences” for a description of the Federal income tax consequences relating to NQSOs.  Income and employment tax withholding is generally not required with respect to the exercise of an option by a non-employee director.

Accounting Consequences

See “Matter No. 2 — Proposal to approve the amendment of the Employee Stock Option Plan to increase the number of shares available for issuance from 78,750 to 150,000 – Accounting Consequences” for a description of accounting consequences relating to stock-based compensation.

Required Vote

Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the annual meeting by the holders of common stock entitled to vote is required to approve the amendment to the 2003 Director Plan.  Abstentions and broker nonvotes, although counted for the purpose of determining whether a quorum is present at the annual meeting, will not constitute or be counted as “votes” cast, so they will have no effect on the approval of Matter No. 3.  All signed proxies we receive will be voted “for” the approval of the amendment of the 2003 Director Plan, except for any proxy specifically marked to the contrary by a shareholder.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2003 DIRECTOR PLAN.

MATTER NO. 4

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee of the Board of Directors has appointed KPMG LLP as independent auditors of 1st Colonial Bancorp for the year ending December 31, 2005, and has further directed that the appointment of such auditors be submitted for ratification by the shareholders at the annual meeting.

KPMG LLP served as the independent auditors of 1st Colonial Bancorp for the year ended December 31, 2004.  A representative of KPMG LLP will attend the annual meeting, will be extended an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

Audit Fees

Total annual audit fees billed for professional services rendered by KPMG LLP during the 2004 and 2003 fiscal years for the audit of 1st Colonial Bancorp’s annual financial statements and the review of the financial statements included in our quarterly reports on Form 10-QSB, or services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements for those fiscal years, totaled $62,709 and $57,680, respectively.

Audited Related Fees

Total annual audit fees billed during the 2004 and 2003 fiscal years for assurance and related services by KPMG LLP that are reasonably related to the performance of the audit or review of 1st Colonial Bancorp’s financial statements and not reported in the paragraph above under “Audit Fees” were $324 and $0, respectively.

Tax Fees

The total fees billed during the 2004 and 2003 fiscal years for professional services rendered by KPMG LLP for tax compliance, tax advice, and tax planning services were $14,525 and $14,275, respectively.  Specifically, these services involved the preparation of 1st Colonial Bancorp’s consolidated tax returns and guidance on tax accruals.

All Other Fees

The total fees billed by KPMG LLP during our 2004 fiscal year for other services, which included the preparation of an comfort letter to Ryan Beck & Co. for our 2004 offering, were $189,553.  There were no fees billed by KPMG LLP during 1st Colonial Bancorp’s 2003 fiscal year for any other products or services rendered to 1st Colonial Bancorp other than the amounts set forth above.

Audit Committee Pre-Approval Policies and Procedures

All auditing services (which may entail providing comfort letters in connection with securities underwritings) and all non-audit services to be provided to 1st Colonial Bancorp by its auditors that are not prohibited by law must be pre-approved by 1st Colonial Bancorp ‘s audit committee pursuant to such processes as are determined to be advisable, before such services can commence.  Pre-approval shall include blanket pre-approval of non-prohibited services for limited dollar amounts which the audit committee, in its business judgment, does not believe possess the potential for abuse or conflict.

This pre-approval requirement is not be applicable with respect to the provision of non-audit services if:

•                  the aggregate amount of all such non-audit services provided to 1st Colonial Bancorp constitutes not more than five percent of the total amount of revenues paid by 1st Colonial Bancorp to its auditor during the fiscal year in which the non-audit services are provided;

•                  such services were not recognized by 1st Colonial Bancorp at the time of the engagement to be non-audit services; and

•                  such services are promptly brought to the attention of the audit committee and approved prior to the completion of the audit by the audit committee or by one or more members of the audit committee to whom authority to grant such approvals has been delegated by the audit committee.

The audit committee may delegate to one or more designated members of that committee the authority to grant required pre-approvals.  The decisions of any member to whom authority is delegated under this paragraph to pre-approve an activity under this subsection shall be presented to the full committee at its next scheduled meeting.

All services performed by KPMG LLP in 2004 were pre-approved in accordance with the pre-approval policy.  There were no waivers by the Audit Committee of the pre-approval requirement for permissible non-audit services in 2004.

Ratification Requirements

The affirmative vote of a majority of the votes cast at the annual meeting, assuming a quorum is present, is required to ratify the audit committee’s appointment of KPMG LLP as independent auditors of 1st Colonial Bancorp for the year ending December 31, 2005.  Abstentions and broker nonvotes, although counted for the purpose of determining whether a quorum is present at the meeting, will not constitute or be counted as “votes” cast, so they will have no effect on the approval of this matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2005.

AVAILABLE INFORMATION

1st Colonial Bancorp is not subject to the information, reporting and proxy statement requirements of the Exchange Act.  However, 1st Colonial Bancorp was subject to such requirements from June 30, 2002 until December 31, 2004, and at the present time intends to continue to file, on a voluntary basis, reports on Forms 10-KSB, 10-QSB and 8-K with the SEC.

Copies of these reports and any other information filed by 1st Colonial Bancorp with the SEC may be inspected or copied at prescribed rates at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549; and the Commission’s regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and at 233 Broadway, New York, New York 10279, and may be obtained through the SEC’s Internet web site located at http://www.sec.gov.

Under the Pennsylvania Business Corporation Law, 1st Colonial Bancorp is required to furnish to its shareholders annual financial statements, including at least a balance sheet as of the end of each fiscal year and a statement of income and expenses for the fiscal year.  Such financial statements will be audited and are required to be mailed to each shareholder entitled thereto within 120 days after the close of each fiscal year.

2006 SHAREHOLDER PROPOSALS

1st Colonial Bancorp’s year 2006 annual meeting of shareholders will be held on or about April 25, 2006.

In accordance with our bylaws, any shareholder who desires to propose a matter for consideration at an annual meeting of shareholders must provide notice of such matter in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of 1st Colonial Bancorp the address set forth in the following paragraph, not less than 90 days prior to the annual meeting.

Any shareholder of 1st Colonial Bancorp who desires to submit a proposal to be considered for inclusion in 1st Colonial Bancorp’s proxy materials relating to its 2006 annual meeting of shareholders must submit such proposal so that we receive it on or before November 28, 2005.  To be considered for presentation at the 2006 annual meeting of shareholders, but not for inclusion in the proxy statement, proposals must be received by January 26, 2006.  All such proposals must be in writing and addressed to 1st Colonial Bancorp, Inc. at 1040 Haddon Avenue, Collingswood, New Jersey 08108 (Attention: Secretary).

SHAREHOLDER COMMUNICATION

Shareholders and other interested parties who desire to communicate directly with 1st Colonial Bancorp’s Board of Directors or the independent, non-management directors should submit communications in writing addressed to the Audit Committee Chair, 1st Colonial Bancorp, Inc. at 1040 Haddon Avenue, Collingswood, New Jersey 08108.

Shareholders, employees and other interested parties who desire to express a concern relating to accounting or auditing matters should communicate directly with 1st Colonial Bancorp’s Board of Directors or the independent, non-management directors should submit communications in writing addressed to the Audit Committee Chair, 1st Colonial Bancorp, Inc. at 1040 Haddon Avenue, Collingswood, New Jersey 08108.

OTHER MATTERS

Management knows of no business that may properly come before the meeting other than those matters described above.  Should any other matters arise, the persons named on the enclosed proxy will vote thereon in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Robert C. Faix
Robert C. Faix, Secretary

REVOCABLE PROXY

1ST COLONIAL BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

James E. Strangfeld, Eduardo F. Enriquez and Gerald J. DeFelicis, or a majority of them (each with the power of substitution), are hereby authorized to vote, as designated on this card, all of the shares that the shareholder signing this proxy is entitled to vote at the 2005 Annual Meeting of Shareholders of 1st Colonial Bancorp, Inc. to be held on April 27, 2005, and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY SIGNED BY YOU, WILL BE VOTED IN THE MANNER YOU DIRECT ON THIS CARD.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, FOR THE OTHER THREE LISTED PROPOSALS, AND IN THE DISCRETION OF THE PROXY HOLDERS NAMED IN THIS PROXY UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT.

THIS PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

THE 1ST COLONIAL BANCORP BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE MATTERS SET FORTH ON THIS CARD:

1.               Election of Directors

NOMINEES:	01-Gerard M. Banmiller, 02-Mary R. Burke, 03-Thomas A. Clark, III, and
04-Letitia G. Colombi

☐            FOR all nominees listed (except as written to the contrary below)

☐            AGAINST all nominees listed

(INSTRUCTION:  To withhold authority to vote for one, two or three individual nominees, write their name(s) or number(s) on the line below.)

IT IS IMPORTANT THAT YOU VOTE, SIGN AND DATE THIS PROXY CARD ON THE OTHER SIDE.

2.               Proposal to approve the amendment of the Employee Stock Option Plan to increase the number of shares available under that plan from 78,750 to 150,000

☐	For	☐	Against	☐	Abstain

3.     Proposal to approve the amendment of the Stock Option Plan for Non-Employee Directors to increase the number of shares available under that plan from 52,500 to 100,000

☐	For	☐	Against	☐	Abstain

4.     Proposal to ratify the appointment of KPMG LLP as 1st Colonial’s independent auditors for fiscal year 2005

☐	For	☐	Against	☐	Abstain

I/we hereby acknowledge the receipt, prior to the signing of this Proxy, of a Notice of Annual Meeting of Shareholders and an attached Proxy Statement for the 2005 Annual Meeting, and the Annual Report of 1st Colonial Bancorp, Inc. for the year ended December 31, 2004.

DATE:	, 2005

Signature

Signature

Please sign exactly as your name appears above and print the date on which you sign the proxy in the spaces provided above.  If signed on behalf of a corporation, please sign in corporate name by an authorized officer.  If signing as a representative, please give full title as such.  For joint accounts, only one owner is required to sign.